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                                                                   EXHIBIT 99(a)


                             BAY STATE BANCORP, INC.
                               1299 Beacon Street
                         Brookline, Massachusetts 02446

                                 REVOCABLE PROXY
                         SPECIAL MEETING OF SHAREHOLDERS
                             ___________, ___, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of common stock of Bay State Bancorp, Inc. ("Bay State"), hereby appoints ___________, ______________ and _____________ and each of them, as Proxies of the undersigned, each with the full power to appoint his substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of Bay State common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held at _________________________, Massachusetts, on _________ __, 2003, at [_____], Eastern Time, or any adjournment or postponement thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         Shares of Bay State common stock will be voted as specified. Unless otherwise specified, this proxy will be voted "FOR" each of the proposals listed. If any other matter is properly presented at the special meeting of shareholders, the proxy will be voted in accordance with the judgment of the persons appointed as proxies. At the present time, the board of directors knows of no other business to be presented at the Special Meeting.

         A shareholder wishing to vote in accordance with the board of directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the proxies unless this proxy card is signed and returned.

         IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.



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         PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

Bay State Bancorp, Inc.                                         I plan to attend
1299 Beacon Street                                              the meeting
Brookline, Massachusetts 02446                                          [ ]



1. Proposal to approve the Agreement and Plan of Merger, dated as of December 19, 2002, among Bay State Bancorp, Inc., Seacoast Financial Services Corporation and Seacoast Merger Sub, Inc. and the transactions contemplated by the Agreement.

                      FOR                 AGAINST             ABSTAIN
                      [ ]                   [ ]                 [ ]


2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger and the transactions contemplated by the Agreement.

                      FOR                 AGAINST             ABSTAIN
                      [ ]                   [ ]                 [ ]


3. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournments thereof.

     The board of directors of Bay State recommends a vote "FOR" each of the listed proposals.

                                 Dated:
                                       -----------------------------------------

                                 Signature:
                                           -------------------------------------

                                 Signature:
                                           -------------------------------------
                                                   (print name)

                                 IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                 NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.








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